JEFFERIES FINANCIAL GROUP INC.	Exhibit 21
Subsidiaries as of November 30, 2022
State/Country
Name	of Incorporation

54 Mad Holding LLC	Delaware
Baldwin Enterprise, LLC	Colorado
BEI Italia Wireless LLC	Delaware
BEI - Beach LLC	Delaware
BEI-Longhorn, LLC	Delaware
Chardaho, LLC	Delaware
Charwin Timber, LLC	Delaware
Foursight Capital LLC	Utah
Foursight Holding LLC	Delaware
Foursight Receivables LLC	Delaware
Gauss Holdings LLC	Delaware
Gauss LLC	Delaware
HomeFed LLC	Delaware
HomeFed Village 8, LLC	Delaware
Idaho Timber Holding LLC	Delaware
Jefferies (Australia) Pty Ltd	Australia
Jefferies (Japan) Limited	England and Wales
Jefferies Americas II Ltd.	Cayman Islands
Jefferies Asia Holding Pte. Ltd.	Singapore
Jefferies Financial Services, Inc.	Delaware
Jefferies Funding LLC	Delaware
Jefferies GmbH	Germany
Jefferies Hong Kong Limited	Hong Kong
Jefferies India Private Limited	India
Jefferies International Finance Corporation	Delaware
Jefferies International Limited	England and Wales
Jefferies Investments Limited	England and Wales
Jefferies Leveraged Credit Products, LLC	Delaware
Jefferies LLC	Delaware
Jefferies Mortgage Finance, Inc.	Delaware
Jefferies Research Services LLC	Delaware
Jefferies Singapore Limited	Singapore
Jefferies Strategic Investments, LLC	Delaware
Jefferies Structured Credit LLC	Delaware
Jefferies US Holdings LLC	Delaware
JLPT	Delaware
JPF LLC	Delaware
JTOP Investments LLC	Delaware
JUPG	Delaware
JUPS	Delaware
Leucadia Asset Management Holdings LLC	Delaware
Leucadia Asset Management LLC	Delaware
Leucadia Aviation, Inc.	Delaware
Leucadia LLC	Delaware
LUK Servicing, LLC	Delaware
LUK-FX Holdings, LLC	Delaware
LUK DV01 Holdings, LLC	Delaware
LVC AM, LLC	Delaware
M Science Holdings LLC	Delaware
M Science LLC	Delaware
Otay Village III Lender, LLC	Delaware
Phlcorp Holding LLC	Pennsylvania
SR Warehouse LLC	Delaware
Village of Escaya Mixed Use, LLC	Delaware
Vitesse Energy Finance LLC	Delaware
Vitesse Energy, LLC	Delaware
Subsidiaries not included on this list, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of November 30, 2022
.